As filed with the Securities and Exchange Commission on March 28, 2008

Registration No. 333-146628

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

American DG Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3569304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

45 First Avenue

Waltham, Massachusetts 02451

(Address of principal executive offices)

American Distributed Generation Inc. 2001 Stock Incentive Plan

American DG Energy Inc. 2005 Stock Incentive Plan

(Full title of the Plans)

Anthony S. Loumidis

Chief Financial Officer

American DG Energy Inc.

45 First Avenue

Waltham, Massachusetts 02451

(781) 622-1117

(Name, address and telephone number of agent for service)

Copy to:

Edwin L. Miller Jr.

Sullivan & Worcester LLP

One Post Office Square

Boston, MA 02109

Tel: (617) 338-2800

Fax: (617) 338-2880

EXPLANATORY NOTE

The sole purpose of this amendment is to file the consent of Vitale Caturano & Co., Ltd. to the incorporation by reference into this Form S-8 of their report dated March 14, 2008 relating to the consolidated financial statements of American DG Energy Inc., as of and for the years ended December 31, 2007 and 2006, included in the company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to its registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on March 28, 2008.

AMERICAN DG ENERGY INC.

By:	/s/ ANTHONY S. LOUMIDIS
Anthony S. Loumidis
Chief Financial Officer

                Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE N. HATSOPOULOS*	Chairman of the Board	March 28, 2008
George N. Hatsopoulos

/s/ JOHN N. HATSOPOULOS*	Chief Executive Officer	March 28, 2008
John N. Hatsopoulos	(Principal Executive Officer)

/s/ ANTHONY S. LOUMIDIS	Chief Financial Officer	March 28, 2008
Anthony S. Loumidis	(Principal Financial & Accounting Officer)

/s/ EARL R. LEWIS*	Director	March 28, 2008
Earl R. Lewis

/s/ CHARLES T. MAXWELL*	Director	March 28, 2008
Charles T. Maxwell

/s/ ALAN D. WEINSTEIN*	Director	March 28, 2008
Alan D. Weinstein

* By:	/s/ ANTHONY S. LOUMIDIS
Anthony S. Loumidis
Attorney-in-Fact

EXHIBIT INDEX

The following exhibit is filed with this Post-Effective Amendment No. 1 to Form S-8.

Exhibit No.		Description
23.1	—	Consent of Vitale, Caturano & Co., Ltd.